Exhibit 10.22B

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (the “Second Amendment”) is made as of the 4th day of August, 2006, by and between JAY GANESH, INC., a Virginia corporation, or permitted assigns (“Buyer”), HIREN PATEL (“Guarantor”), and CAPITOL HOTEL ASSOCIATES, LP, a Virginia limited partnership (“Seller”).

W I T N E S S E T H :

WHEREAS, Buyer, Guarantor, and Seller have entered into that certain Purchase Agreement (the “Purchase Agreement”), dated as of June 15, 2006, for the purchase by Buyer from Seller of the Assets as identified and described in the Purchase Agreement; and

WHEREAS, Buyer has requested that Seller extend the Inspection Period through August 4, 2006; and

WHEREAS, Buyer and Seller executed that certain First Amendment to Contract (the “First Amendment”), dated as of July 25, 2006, in order to extend the Due Diligence Date as set forth in the Contract; and

WHEREAS, Buyer, Guarantor, and Seller now desire to further amend and modify the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) paid by Buyer to Seller, and the mutual covenants of Buyer, Guarantor, and Seller contained herein, Buyer, Guarantor, and Seller hereby agree as follows:

1. Defined Terms. Capitalized words and phrases not otherwise defined in this Second Amendment shall have the meanings that such capitalized words and phrases have in the Purchase Agreement, as amended by the First Amendment.

2. Conditions. Buyer acknowledges and agrees that Buyer has completed its due diligence investigation of the Assets and that Buyer is satisfied with the condition of the Assets. Buyer further acknowledges that Buyer is prepared to accept the financing for the purchase of the Assets as proposed by Seller in the Memorandum, dated August 4, 2006, prepared by Drew Sims, and addressed to Aaron Patel, David Beatty & Stephen Brewer, a copy of which Memorandum is attached hereto and incorporated herein by this reference, and that Buyer is prepared to close on the purchase of the Assets on August 10, 2006.

3. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall constitute an original of this Second Amendment.

4. Ratification of Purchase Agreement. Except as amended and modified hereby, Buyer, Guarantor, and Seller hereby affirm and ratify the Purchase Agreement and agree that the Purchase Agreement remains in full force and effect.

5. Agreement Under Seal. This Second Amendment is an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the parties have executed this Second Amendment by their duly authorized representatives on the date set forth below.

[signatures appear on following page]

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SELLER:

Capitol Hotel Associates, LP

August 4, 2006	By	/s/ Andrew M. Sims
Date		Andrew M. Sims

[SEAL]

BUYER:

Jay Ganesh, Inc.

August 4, 2006	By	/s/ Hiren Patel, President
Date		Hiren Patel, President

[SEAL]

GUARANTOR:

August 4, 2006	By	Hiren Patel (SEAL)
Date		Hiren Patel

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814 Capitol Landing Road

Williamsburg, Virginia 23185

(757) 229-5648 telephone

(757) 564-8801 fax

www.mhihospitality.com

M E M O R A N D U M

DATE:	August 4, 2006

TO:	Aaron Patel, David Beatty, & Stephen Brewer

FROM:	Drew Sims

SUBJECT:	Williamsburg Sale

CC:	David Folsom

*     *     *     *     *     *

•	We are amending the terms at your request to permit the transaction to move forward with the subject transaction. MHI is willing to move forward and provide interim financing pursuant to the terms and conditions set forth below.

•	MHI will provide the following financing:

•	First Mortgage @ $2,630,000

1)	In form and substance consistent with standard Towne Bank documentation.

2)	The loan will mature on December 31, 2006 and bear interest at 8% interest only monthly. The borrower may extend the loan to August 1, 2007 by paying a loan extension fee of $16,000.

•	Second Mortgage @ $1,400,000

1)	In form and substance consistent and acceptable with and to the SBA second mortgage as contemplated in the transaction’s original financing; standard Towne Bank documents to apply.

2)	The loan will mature on December 31, 2006 and bear an interest rate of 8.5%, payable in monthly interest only payments. The loan may be extended to August 1, 2007 by paying a loan extension fee of $9,000.

3)	The repayment source for this loan will be the SBA funding of $1,400,000.

*	A publicly traded company on the American Stock Exchange (“AMEX”) under the symbol MDH

Page 2/Sims to Patel, Beatty & Brewer

•	Third Mortgage @ $ 400,000

1)	In form and substance as provided by the first amendment to the purchase and sale contract.

2)	The loan will mature on August 1, 2007 and interest will accrue and be payable at an 8.0% rate, in monthly interest only installments.

• Equity by Buyer @	$320,000

TOTAL	$4,750,000

•	Coordinating Issues with regard to MHI financing:

•	The current deposit of $125,000 will be applied to the purchase price at closing.

•	Buyer will have until December 31, 2006 to successfully refinance MHI’s 1st mortgage with a senior secured 1st mortgage provided by a lender meeting SBA requirements or the loan extension fee will be due and the loan may be extended to August 1, 2007.

•	Buyer will have until December 31, 2006 to successfully receive SBA approval and funding in order to refinance MHI’s second mortgage note, or the loan extension fee will be due and the loan may be extended to August 1, 2007.

•	Simultaneous to the August 10 closing, MHI will issue a contingent commitment to provide a substitute third mortgage in the amount of $400,000 for a term of twenty years at an interest rate of 8.0% interest only for four years and a twenty year amortization schedule thereafter, with the understanding that the previously agreed to accelerated pay-off side letter is in effect; the contingency for MHI to fund the substitute third mortgage is the successful funding of a senior secured mortgage by a qualified lender (that is acceptable to the SBA) @ $2.63M and the SBA loan @ $1.4M.

•	All loans are fully cross-default protected.

•	The first and second mortgage loans will be fully guaranteed by Aaron Patel.

•	The borrower will be required to acquire and own the hotel in a single purpose Virginia based corporation; all stock will be pledged to the lender as collateral. In the event of default the lender will have the right to vote the shares.

•	Let me know. Thanks.